Exhibit 99

Contacts: Kevin Lee Investor Relations 763/505-2695

Chris Campbell-Loth Public Relations 763/505-2633

F O R   I M M E D I A T E   R E L E A S E

MEDTRONIC ANNOUNCES REPURCHASE FOR CASH LESS THAN 2%
OF ITS 1.25% CONTINGENT CONVERTIBLE DEBENTURES

     MINNEAPOLIS, September 17, 2002 – Medtronic, Inc. (NYSE: MDT) announced today that it has repurchased $38,729,000 principal amount of its 1.25% Contingent Convertible Debentures due 2021 from holders that validly exercised their right to require Medtronic to repurchase such debentures on September 16, 2002. The debentures were repurchased in cash at the par value of the principal thereof together with interest accrued thereon. An aggregate of $2,012,500,000 principal amount of the debentures was initially issued and $1,973,771,000 principal amount is currently outstanding. The next date on which holders can require Medtronic to repurchase debentures is September 15, 2004.

     Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, providing lifelong solutions for people with chronic disease. Its Internet address is www.medtronic.com.